Exhibit 99.1

Eightco (NASDAQ: ORBS) Secures $125M in Institutional Commitments Led by Bitmine (NYSE: BMNR), Cathie Wood’s ARK Invest, and Payward to Expand into Next Generation Technology

ORBS makes strategic investments in category-defining companies, including OpenAI and Beast Industries

Tom Lee, Chairman of Bitmine (NYSE: BMNR), joins board of directors to support ORBS’ long-term investment strategy

ARK Invest joins ORBS as a partner, providing strategic advisory and private market intelligence; commits $25 million to ORBS

Brett Winton, Chief Futurist at ARK Invest, will join as an advisor to ORBS’ Board

Payward, the parent company of global crypto platform Kraken, commits $25 million to ORBS

The Company is supported by a group of strategic and institutional investors including: Bitmine Immersion Technologies (BMNR), MOZAYYX, ARK Invest, Payward, World Foundation, Coinfund, Discovery Capital Management, FalconX, Pantera, GSR, and more

EASTON, PA – March 12, 2026, PRNewswire - Eightco Holdings Inc. (NASDAQ: ORBS) (“ORBS” or the “Company”) today announced $125 million in new funding commitments led by $75 million from Bitmine (NYSE: BMNR) with a commitment of at least $25 million from ARK Invest. Payward, the parent company of global crypto platform Kraken, has also committed $25 million to ORBS. The capital supports ORBS’ expansion into investing in technology shaping the next generation of artificial intelligence, blockchain infrastructure, and global digital consumer platforms.

ORBS also announced closing its initial strategic investments of $50 million in OpenAI and $25 million in MrBeast and Beast Industries. These investments position ORBS as a hub at the center of key frontier AI technologies and content creation, expanding its portfolio to include ownership stakes in world-leading innovators. The company continues to hold Worldcoin, co-founded by Sam Altman, and Ethereum as a long-term believer in the ERC-20 protocol.

The company has appointed Tom Lee, Chairman of Bitmine, to join ORBS’ Board of Directors. Brett Winton, Chief Futurist at ARK Invest, will serve as an advisor to the Board of ORBS. Dan Ives will step down as Chairman of ORBS.

“Bitmine invested in ORBS as we believe this company sits at the center of some of the most important future needs and developments for AI,” said Tom Lee, Chairman of Bitmine and newly appointed independent director of ORBS. “To me, there is tremendous synergy between Proof of Human (Worldcoin), the OpenAI foundational models, and connectivity to the greatest content creator in the world, MrBeast. And the ARK investment team, known for their pioneering work on identifying exponential opportunities, is further fueling synergy and innovation in this company.”

World was built to address the critical issue of distinguishing between real humans and bots in the AI era. On the creation of World, Sam Altman has noted, “We needed some sort of way for identifying, authenticating humans in the age of AGI. We needed a way that we could know what content was made by a human, by an AI. We wanted a way to make sure that humans stayed special and central in a world where the internet was going to have lots of AI-driven content. We wanted a way to think about how we were going to distribute access to these systems.”

“ORBS is taking on a unique initiative at the intersection of AI, blockchain, and creator driven platforms,” said Cathie Wood, Founder, CEO and CIO of ARK Invest. “At ARK Invest, we focus on technologies that have the potential to transform the global economy. We are excited to be partnering with ORBS to support their strategy as these technologies scale over the coming decade.”

“Technological revolutions tend to follow power-law dynamics: a small number of platforms capture a disproportionate share of value. ORBS is positioning itself at the intersection of three such compounding networks, AI, cryptographic infrastructure, and global digital distribution,” said Arjun Sethi, co-CEO of Kraken and Payward. “Capital deployed at that convergence has the potential to scale non-linearly, and we’re excited to support a strategy designed to capture that asymmetry.”

ABOUT EIGHTCO HOLDINGS INC.

Eightco Holdings Inc. (NASDAQ: ORBS) is expanding its mission to own stakes in leading AI model, OpenAI and leading content creator, MrBeast and Beast Industries. Through strategic investments and partnerships, ORBS sits at the intersection of blockchain infrastructure, artificial intelligence, and next-generation consumer platforms. The Company is focused on building long-term shareholder value by aligning capital with the transformative technologies shaping the future of humanity.

For additional details, follow on X:

https://x.com/iamhuman_orbs

ABOUT BITMINE

Bitmine (NYSE AMERICAN: BMNR) is a Bitcoin miner with operations in the US. The company is deploying its excess capital to be the leading Ethereum Treasury company in the world, implementing an innovative digital asset strategy for institutional investors and public market participants. Guided by its philosophy of “the alchemy of 5%,” the Company is committed to ETH as its primary treasury reserve asset, leveraging native protocol-level activities including staking and decentralized finance mechanisms. The Company will launch MAVAN (Made-in America VAlidator Network), a dedicated staking infrastructure for Bitmine assets, in Q1 of 2026.

For additional details, follow on X:

https://x.com/bitmnr

https://x.com/fundstrat

ABOUT BEAST INDUSTRIES

Beast Industries is a multifaceted entertainment, consumer products, and CPG company founded and led by YouTube creator, entrepreneur, and philanthropist Jimmy Donaldson, better known as MrBeast. A global entertainment powerhouse, MrBeast is the most-subscribed YouTube channel in the world with over 450 million subscribers and over 5 billion monthly views across all channels. Recognized as the #1 creator on Forbes’ Top Creators List (2023) and featured on the TIME 100 and inaugural TIME100 Climate lists, Donaldson has built Beast Industries into a platform spanning groundbreaking content, record-breaking competition formats, and some of the fastest-growing CPG launches in history, including the snack brand Feastables. The company also drives large-scale social impact through initiatives like #TeamTrees, #TeamSeas, #TeamWater, and Beast Philanthropy, a 501(c)(3) nonprofit that has provided over 20 million free meals and funded critical infrastructure projects worldwide. At its core, Beast Industries blends entertainment, innovation, and purpose to create culturally resonant IP, market-leading products, and lasting change.

ABOUT PAYWARD

Payward, Inc. is a unified financial infrastructure platform that powers a family of products advancing an open, global financial system. Built on a single shared architecture, Payward enables customers to hold, trade, earn, pay, and invest across asset classes without friction or fragmentation.

At its core, Payward provides the infrastructure layer behind Kraken and a growing set of purpose-built products, including NinjaTrader, Breakout, xStocks, and CF Benchmarks.

Payward separates infrastructure from product expression. Each product surface is designed for a specific customer segment, regulatory regime, and use case, while operating on the same global foundation:

●	One global liquidity pool
●	One unified risk and margin engine
●	One collateral and settlement system
●	One compliance and licensing framework

This shared architecture allows Payward to scale efficiently, launch new products at low marginal cost, and serve diverse global markets while maintaining consistent risk management, regulatory integrity, and operational resilience.

For more information about Payward, please visit www.payward.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements of historical fact could be deemed forward looking. Words such as “plans,” “expects,” “will,” “anticipates,” “continue,” “expand,” “advance,” “develop” “believes,” “guidance,” “target,” “may,” “remain,” “project,” “outlook,” “intend,” “estimate,” “could,” “should,” and other words and terms of similar meaning and expression are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements are based on management’s current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the Company’s inability to direct the management or operations of private businesses where the Company is not a controlling stockholder; risk of loss or markdown on the Company’s strategic investments; the Company’s ability to maintain compliance with the Nasdaq’s continued listing requirements; unexpected costs, charges or expenses that reduce the Company’s capital resources or otherwise delay capital deployment; inability to raise adequate capital to fund or scale its business operations or strategic investments; regulatory changes, future legislation and rulemaking negatively impacting digital assets or artificial intelligence adoption; and shifting public and governmental positions on digital assets or artificial intelligence-related industries. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Eightco’s actual results to differ from those contained in the forward-looking statements herein, see Eightco’s filings with the Securities and Exchange Commission (the “SEC”), including the risk factors and other disclosures in its Annual Report on Form 10-K filed with the SEC on April 15, 2025 and subsequent publicly available SEC filings. All information in this press release is as of the date of the release, and Eightco undertakes no duty to update this information or to publicly announce the results of any revisions to any of such statements to reflect future events or developments, except as required by law.

SOURCE Eightco Holdings (NASDAQ: ORBS)

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